UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2023

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Kilroy Realty Corporation	Maryland	001-12675	95-4598246
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Kilroy Realty, L.P.	Delaware	000-54005	95-4612685
	(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California, 90064
(Address of principal executive offices) (Zip Code)

(310) 481-8400

(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Registrant	Title of each class	Name of each exchange on which registered	Ticker Symbol
Kilroy Realty Corporation	Common Stock, $.01 par value	New York Stock Exchange	KRC

Securities registered pursuant to Section 12(g) of the Act:
Registrant	Title of each class
Kilroy Realty, L.P.	Common Units Representing Limited Partnership Interests

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Kilroy Realty Corporation:
Emerging growth company ☐

Kilroy Realty, L.P.:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Kilroy Realty Corporation ☐	Kilroy Realty, L.P. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 20, 2023, certain subsidiaries (collectively, the “Borrowers”) of Kilroy Realty Corporation (the “Company”) and Kilroy Realty, L.P. (the “Operating Partnership”) entered into a mortgage loan transaction (the “Loan”) pursuant to which New York Life Insurance Company (the “Lender”) provided financing in the principal amount of $375,000,000 secured by, among other things, a deed of trust, assignment of leases and rents, security agreement and fixture filing (the “Deed of Trust”), as modified by a side letter (the “Side Letter”), encumbering two office buildings, 608 apartment units and over 95,000 square feet of retail at the Company’s One Paseo mixed-use campus in Del Mar, California (the “Property”).

The Loan is evidenced by a Promissory Note (the “Note”), which matures on August 10, 2034, bears interest at an annual rate of 5.90% and requires monthly interest payments only, commencing on September 10, 2023. In addition, the Operating Partnership has entered into a guaranty (the “Guaranty”) in favor of the Lender in connection with the Loan. The Loan is generally non-recourse to the Operating Partnership, but the Lender has recourse to the Operating Partnership for certain recourse exceptions. Among other things, the Guarantor may be obligated to repay the entire Loan if the Borrowers file or become subject to a bankruptcy or liquidation proceeding.

The Operating Partnership intends to use the proceeds of the Loan for general corporate purposes, including funding development and reserving funds for the repayment of indebtedness, which may include a portion of its 3.450% Senior Notes due 2024.

The Note, the Deed of Trust, the Side Letter, the Guaranty and the other loan documents entered into in connection with the Loan contain covenants and restrictions, including, among other things, requirements that the Borrowers and the Operating Partnership provide certain financial and operating information to the Lender, restrictions on the ability of the Borrowers to prepay the Loan and restrictions on the transfer of the Property during the term of the Loan. In addition, the Deed of Trust prohibits transfers of direct and indirect ownership interests in the Borrowers if, as a result of such transfers, the Operating Partnership and the Company no longer own a specified percentage of the Borrowers or control the Borrowers. Non-compliance with one or more of the covenants could result in the Lender having the right to accelerate the principal balance of the Loan and could give rise to recourse to the Operating Partnership pursuant to the Guaranty.

The foregoing descriptions of the Note, the Deed of Trust, the Side Letter and the Guaranty are only summaries and are qualified in their entirety by reference to the full text of the Note, the Deed of Trust, the Side Letter, and the Guaranty, copies of which will be filed as an exhibit to the Company’s and the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty Corporation
Date: July 26, 2023

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kilroy Realty, L.P.
Date: July 26, 2023

By:	Kilroy Realty Corporation,
Its general partner

By:	/s/ Merryl E. Werber
Merryl E. Werber Senior Vice President, Chief Accounting Officer and Controller